                     FIRM TRANSPORTATION SERVICE AGREEMENT


THIS AGREEMENT is made and entered into this 27th day of October, 1993, by and between

         PACIFIC GAS TRANSMISSION COMPANY, a California corporation (hereinafter referred to as "PGT"),

                                      and

         WASHINGTON NATURAL GAS COMPANY, a corporation existing under the laws of the State of Washington (hereinafter referred to as "Shipper").

                 WHEREAS, PGT owns and operates a natural gas interstate pipeline transmission system which extends from a point of interconnection with the pipeline facilities of Alberta Natural Gas Company Ltd. (ANG) at the International Boundary near Kingsgate, British Columbia, through the states of Idaho, Washington and Oregon to a point of interconnection with Pacific Gas and Electric Company at the Oregon-California border near Malin, Oregon; and

                 WHEREAS, Shipper desires PGT, on a firm basis, to transport certain quantities of natural gas from the International Boundary in the vicinity of Kingsgate, British Columbia and/or from Stanfield, Oregon (receipt points) to various delivery points as specified in Exhibit A of this Agreement; and

                 WHEREAS, since July 15, 1981, PGT has provided firm transportation service to the Northwest Pipeline Corporation ("Northwest") under the terms and conditions of a firm transportation service agreement between PGT and Northwest and PGT's Rate Schedule T-1; and

                 WHEREAS, the Federal Energy Regulatory Commission ("FERC") has authorized Northwest in Docket No. CP92-79 to, among other things, convert its gas sales service to Shipper on Northwest's interstate pipeline transmission system to firm transportation service; and

                 WHEREAS, the FERC has authorized PGT in Docket No. G-17350-012 to assign to Shipper a portion of Northwest's firm transportation service on PGT formerly provided under Rate Schedule T-1 and to provide such service to Shipper under Part 284 of the FERC's regulations; and

                 WHEREAS, Shipper desires to accept said assignment of Northwest firm transportation services on PGT; and

                 WHEREAS, PGT is willing to transport certain quantities of natural gas for Shipper, on a firm basis, utilizing its pipeline facilities,

                 NOW, THEREFORE, the parties agree as follows:
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                           I. GOVERNMENTAL AUTHORITY

         1.1 This Firm Transportation Service Agreement ("Agreement") is made pursuant to the regulations of the Federal Energy Regulatory Commission
(FERC) contained in I 8 CFR Part 284, as amended from time to time.

         1.2 This Agreement is subject to all valid legislation with respect to the subject matters hereof, either state or federal, and to all valid present and future decisions, orders, rules, regulations and ordinances of all duly constituted governmental authorities having jurisdiction.


                              II. QUANTITY OF GAS

         2.1 The Maximum Daily Quantity of gas, as defined in Paragraph I of the Transportation General Terms and Conditions of PGT's FERC Gas Tariff First Revised Volume No. I-A, which is the maximum quantity of gas that PGT is required to deliver for Shipper's account to Shipper's point(s) of delivery is set forth in Exhibit A, attached hereto and made a part hereof.

         2.2 The maximum quantity of gas which Shipper has a right to deliver to PGT at Shipper's point(s) of receipt, as identified in Exhibit A, equals the Maximum Daily Quantity plus an amount for fuel and line losses as set forth in PGT's Rate Schedule FTS-1 of PGT's FERC Gas Tafiff First Revised Volume No. 1-A.

         2.3 PGT's obligation to deliver Shipper's gas from the Shipper's point(s) of receipt to the Shipper's point(s) of delivery is limited to the actual quantity of gas received by PGT for Shipper's account at Shipper's point(s) of receipt less Shipper's requirement to provide fuel and line losses, as set forth in PGT's Rate Schedule FTS-1, up to Shipper's Maximum Daily Quantity.


                             III. TERM OF AGREEMENT

         3.1 This Agreement shall become effective on November 1, 1993 (Effective Date) and shall continue in full force and effect until thirty (30) years from the Effective Date (Initial Term). Thereafter, this Agreement shall continue in effect from year to year (Subsequent Term), or a longer term if agreed to by PGT, unless Shipper gives PGT twelve (12) months prior written notice of Shipper's desire to terminate this Agreement.

         3.2     Neither party may terminate this Agreement during the Initial
Term.

                    IV.      POINTS OF RECEIPT AND DELIVERY

         4.1 The point(s) of receipt of gas deliveries to PGT is/are as designated in Exhibit A, attached hereto.

         4.2 The point(s) of delivery of gas is/are as designated in Exhibit A, attached hereto.

         4.3 The delivery pressure, actual average atmospheric pressure, and other pertinent factors applicable to the points of receipt and delivery are also set forth in Exhibit A.


                         V.       OPERATING PROCEDURES

         5.1 Shipper shall conform to all of the operating procedures set forth in the Transportation General Terms and Conditions of PGT's FERC Gas Tariff First Revised Volume No. 1-A.

         5.2 Shipper shall furnish gas for compressor fuel and line loss as set forth in PGT's Rate Schedule FTS-1.


                                  VI. RATE(S)

         6.1 Shipper shall pay PGT each month all rates applicable to services rendered pursuant to this Agreement in accordance with PGT's Rate Schedule FTS-1, or superseding rate schedule(s), and PGT's current Statement of Effective Rates and Charges in PGT's FERC Gas Tariff First Revised Volume No. 1-A, on file with and subject to the jurisdiction of the FERC. This Agreement in all respects shall be and remains subject to the applicable provisions of PGT's Rate Schedule FTS-1, or superseding rate schedule(s), and of the Transportation General Terms and Conditions of PGT's FERC Gas Tariff First Revised Volume No. 1-A on file with the FERC, all of which are by this reference made a part hereof

         6.2 PGT shall have the right from time to time to propose, file and cause to be made effective with the FERC such changes in the rates and charges or service obligations applicable to transportation services pursuant to this Agreement, the rate schedule under which this service is hereunder provided, or any provisions of PGT's Transportation General Terms and Conditions applicable to such services. Shipper shall have the right to protest any such changes proposed by PGT and to exercise any other rights that Shipper may have with respect thereto.


                               VII. MISCELLANEOUS

         7.1 This Agreement shall be interpreted according to the laws of the state of California.
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                         VII. MISCELLANEOUS (continued)

         7.2 Unless herein provided to the contrary, any notice called for in this Agreement and/or PGT's Transportation General Terms and Conditions shall be in writing and shall be considered as having been given if delivered by facsimile or registered mail, with all postage or charges prepaid, to either PGT or Shipper at the place designated below. Routine communications, including monthly statements and payment, shall be considered as duly delivered when received by ordinary mail or facsimile. Shipper's daily nominations shall be considered as duly delivered when received by electronic data interchange. Unless changed, the addresses of the parties are as follows:

                                "PGT" PACIFIC GAS TRANSMISSION COMPANY
                                160 Spear Street
                                Room 1900
                                San Francisco, California 94105-1570
                                Attention: President & CEO

                                "SHIPPER"  WASHINGTON NATURAL GAS COMPANY
                                           815 Mercer Street
                                           Seattle, Washington 98109
                                           Attention: [STRICKEN] Mr. Brad Barnds
                                           Vice President, Gas Supply &
                                             Industrial Marketing

         7.3 Prior to initiation of service, Shipper shall provide PGT with any information required by the FERC, as well as all information identified in PGT's Transportation General Terms and Conditions applicable to service under PGT's Rate Schedule FTS-1 and this Agreement.

         7.4 A waiver by either party of any one or more defaults by the other hereunder shall not operate as a waiver of any future default or defaults, whether of a like or of a different character.

         7.5 Nothing in this Agreement shall be deemed to create any rights or obligations between the parties hereto after the expiration of the Initial or Subsequent Term(s) set forth herein, except that expiration of this Agreement shall not relieve either party of the obligation to correct any quantity imbalances or Shipper of the obligation to pay any amounts due to PGT to the date of expiration.

         7.6 Shipper warrants for itself, its successors and assigns, that it will have at the time of delivery of the gas to PGT hereunder good title to such gas and that all gas delivered to PGT for transportation hereunder is eligible for all requested transportation in interstate commerce under applicable rules, regulations or orders of the FERC, or other agency having jurisdiction. Shipper will indemnify PGT and save and hold it harmless from all suits, action, damages (including reasonable attorneys' fees) and costs connected with regulatory or legal proceedings, arising from the breach of this warranty.

         7.7 This Agreement constitutes the full agreement between Shipper and PGT and any subsequent changes to this Agreement must be made in writing by an amendment to this Agreement. This Agreement may only be amended by an instrument in writing executed by both parties hereto.

                 IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                          PACIFIC GAS TRANSMISSION COMPANY

                                          By:   /s/ STEPHEN P. REYNOLDS
                                                ----------------------------
                                          Name: Stephen P. Reynolds

                                          Title: President & CEO


                                          WASHINGTON NATURAL GAS COMPANY

                                          By:   /s/ JOHN F. STEFANI
                                                ----------------------------
                                          Name: John F. Stefani

                                          Title: Vice President, Gas Supply &
                                                   Industrial Marketing

                                   EXHIBIT A

                                     To the

                     FIRM TRANSPORTATION SERVICE AGREEMENT
                         Dated November 1, 1993 Between
                        PACIFIC GAS TRANSMISSION COMPANY
                                      And
                         WASHINGTON NATURAL GAS COMPANY

                                                                          Maximum Delivered
Receipt Point(1)                    Delivery Point(2)                   Quantity (MMBtu/d)(1)
Kingsgate,                          Spokane, NPC,                                77,000
British Columbia(1)                 Washington

Kingsgate,                          Stanfield Exchange,                          13,392
British Columbia(1)                  Oregon

Spokane NPC,(1)                     Stanfield Exchange,                          11,608
Washington                          Oregon


(1) The total quantity of gas received by PGT from Shipper at Kingsgate, British Columbia shall not exceed 90,392 MMBtu per day plus the quantities of gas furnished by Shipper for fuel and line loss in accordance with PGT's Rate Schedule FTS-1 and the Statement of Effective Rates and charges of PGT's FERC Gas Tariff First Revised Volume No. 1-A for service under Rate Schedule FTS-1.

(2) Pursuant to Paragraph 29 of PGT's Transportation General Terms and Conditions of PGT's FERC Gas Tariff First Revised Volume No. 1-A, Shipper may designate other receipt and delivery points as "secondary receipt points" such as Stanfield, Oregon, the interconnection of PGT's system with the system of Northwest Pipeline Corporation.